SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-CELESTIAL SEASONINGS

          GAMCO INVESTORS, INC.
                                 4/10/00           10,000-           36.0938
                                 4/10/00           28,900-           36.2718
                                 4/07/00            1,000-           35.5000
                                 4/07/00           24,500-           35.5655
                                 4/06/00              500-           34.5000
                                 4/06/00            6,000-           35.0010
                                 4/04/00            1,500-           34.9966
                                 4/04/00           13,200-           34.9966
                                 4/03/00           28,500-           35.0712
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 4/10/00            4,200-           36.4251
                                 4/03/00            5,800-           34.8350
               THE GABELLI CAPITAL ASSET FUND
                                 4/10/00            7,000-           36.4251











          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.